SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2005
FILE NUMBER 811-5686
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $11,626
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $ 6,526
              Class C                        $ 1,383
              Class R                        $   100
              Investor Class                 $ 1,683

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.2015
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.1681
              Class C                        $000.1681
              Class R                        $000.1902
              Investor Class                 $000.2035

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                        $50,183
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                        $35,588
              Class C                        $ 7,592
              Class R                        $   566
              Investor Class                 $ 7,903

74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $   8.98
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $  9.01
              Class C                        $  8.98
              Class R                        $  8.99
              Investor Class                 $  8.99